CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Triangle Petroleum Corporation (the “Company”) on Form 10-QSB for the period ending April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark G. Gustafson, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 10, 2005	By: /s/ MARK G. GUSTAFSON
Mark G. Gustafson
President, Principal Executive Officer and Principal Financial Officer